Exhibit 1


                         TRANSFER AND JOINDER AGREEMENT

           This Transfer and Joinder Agreement, (the "AGREEMENT"), by Reservoir Capital Partners, L.P. ("RCP"), Reservoir Capital Master Fund, L.P. ("RCMF"; and, together with RCP, the "TRANSFERORS"), SAB Capital Partners, LP ("SAB"), SAB Capital Partners II, LP ("SAB II") and SAB Overseas Fund, Ltd. ("SAB OVERSEAS"; and, together with SAB and SAB II, the "TRANSFEREES"), is dated as of April 5, 2002.

                     WHEREAS, the Transferors have purchased certain Series B-1 Preferred Shares (the "SERIES B-1 PREFERRED SHARES") of the PXRE Group Ltd., a Bermuda company (the "COMPANY") and certain Series B-2 Shares (the "SERIES B-2 PREFERRED SHARES") of the Company pursuant to that certain Share Purchase Agreement between the Company and the Purchasers named therein, dated December 10, 2001 (the "PURCHASE AGREEMENT");

                     WHEREAS, pursuant to the Purchase Agreement, the Transferors are party to that certain Investment Agreement, dated as of April 4, 2002, between the Company and the Investors named therein (the "INVESTMENT AGREEMENT");

                     WHEREAS, the Transferors desire to transfer an aggregate of
826.666 shares of Series B-1 Preferred Shares and 413.334 shares of Series B-2 Preferred Shares to the Transferees (the "TRANSACTION"), as more fully described on Schedule A hereto;

                     WHEREAS, pursuant to Section 2.1 of the Investment Agreement any transfer of Series B-1 Preferred Shares or Series B-2 Preferred Shares must be a Permitted Transfer (as defined therein):

                     WHEREAS, pursuant to Section 2.1 of the Investment Agreement, any transferee of Series B-1 Preferred Shares or Series B-2 Preferred Shares must execute a joinder agreement to the Investor's Rights Agreement and become a party thereto;

                     WHEREAS, Transferees desires to become a party to the Investment Agreement.

                     NOW, THEREFORE,:

                     1. The foregoing recitals are incorporated herein by reference.

                     2. The undersigned agree to be bound by the terms and conditions of, and to become a party to, the Investment Agreement as an

"Investor" thereunder, the form of which has been previously provided, as if the undersigned had been a party to such agreement as of the date thereof.

                     3. Each Tranferee hereby represents and warrants, severally and not jointly, to the Transferors that:

                            a. the Transaction is being effected in accordance
with Bermuda law and the Bye-Laws of the Company;

                            b. the Transaction is being effected in accordance
with Rule 144 of the Securities Act of 1933 (the "Act"), as amended, or pursuant to another available exemption the Act;

                            c. the Transaction (i) will not result in any Person
(as defined in the Investment Agreement) "controlling" (as such term is defined in ss.38a-129(3) of the Connecticut Insurance Law) the Company; (ii) is approved by the Connecticut Department of Insurance; or (iii) the Connecticut Department of Insurance has consented to a Disclaimer of Affiliation (as defined by applicable Connecticut insurance regulations);

                            d. the Transaction does not result in the Company or
any subsidiary of the Company being deemed a controlled foreign corporation, for any purposes other than the inclusion of Related Person Insurance Income (as used in the Investment Agreement), and does not result in the Transferee or any other Person being considered a United States Shareholder within the meaning of
Section 951(b) of the Internal Revenue Code of the United States (the "Code"), without regard to Section 953(c) of the Code and without application of Bye-law 20(4) of the Company's Bye-Laws;

                            e. the Transferee is duly organized, validly
existing and in good standing under the laws of the jurisdiction of its organization and it has the right, power, and authority to execute, deliver, and fully perform its obligations under this Agreement;

                            f. this Agreement has been duly executed and is a
binding and valid agreement enforceable against the Transferee in accordance with its terms;

                            g. the Transferee has full right, power and
authority to enter into and perform this Agreement and the Investment Agreement and the execution, delivery and performance of this Agreement does not conflict with, or constitute a default under any Contract (as defined in the Purchase Agreement) to which the Transferee is a party or result in a violation of Transferee's organizational documents or any order, judgment or decree of any court or Governmental or Regulatory Authority (as defined in the Purchase Agreement), having jurisdiction over the Transferee or any of its properties and no consent, authorization or order of, or filing or registration with any Governmental or Regulatory Authority is required by the Transferee for the execution, delivery or performance of this Agreement. ;


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
                            h. the Transferee is (i) an "accredited investor" as
such term is defined in Regulation D under Act;

                            i. the Transferee is acquiring the Series B-1 Shares
and Series B-2 Shares for its own account as principal, for investment purposes only, and not for or with a view to the resale, distribution or granting of a participation therein, in whole or in part, in violation of the Act or the securities laws of any State applicable to such Transferee; and

                            j. the Transferee acknowledges that it is familiar
with the limitations which are imposed by the Act on any transfer of an interest in the Series B-1 Shares and the Series B-2 Shares and the Transferee understands and acknowledges that it may have to bear the economic risk of its investment in the Series B-1 Shares and the Series B-2 Shares for an indefinite period of time unless such securities are subsequently registered under the Act or an exemption therefrom is available; the Transferee hereby agrees that the Series B-1 Shares and the Series B-2 Shares will not be transferred other than
(i) pursuant to a registration under the Act or pursuant to an exemption therefrom, (ii) in compliance with any applicable state securities laws, (iii) as permitted under the Investment Agreement and (iv) with prior Bermuda Approval (as defined in the Investment Agreement).

                     4. It shall be a condition to the consummation of the Transaction that the Bermuda Monetary Authority shall have granted approval for the transfer to the Transferees of the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

                     5. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

                     6. The Transferees agree that PXRE Group, Ltd. shall be a third-party beneficiary of the representations and warranties contained in paragraph 3 of this Agreement.



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
IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                               SAB CAPITAL PARTNERS, LP

                               By: SAB Capital Advisors, LLC

                                   By: /s/ Scott Bommer
                                       -------------------------------------
                                       Name: Scott Bommer
                                       Title: Managing Member


                               SAB CAPITAL PARTNERS II, LP

                               By: SAB Capital Advisors, LLC

                                   By: /s/ Scott Bommer
                                       -------------------------------------
                                       Name: Scott Bommer
                                       Title: Managing Member


                               SAB OVERSEAS FUND, LTD.

                               By: SAB Overseas Management, LP

                                   By: /s/ Scott Bommer
                                       -------------------------------------
                                       Name: Scott Bommer
                                       Title: Managing Member


                               RESERVOIR CAPITAL PARTNERS, L.P.

                               By: Reservoir Capital Group, L.L.C.

                                   By: /s/ Gregg Zeitlin
                                       -------------------------------------
                                       Name: Gregg Zeitlin
                                       Title: Managing Director


                               RESERVOIR CAPITAL MASTER FUND, L.P.

                               By: Reservoir Capital Group, L.L.C.

                                   By: /s/ Gregg Zeitlin
                                       -------------------------------------
                                       Name: Gregg Zeitlin
                                       Title: Managing Director

Acknowledged and Accepted:

PXRE GROUP, LTD.

By: /s/Jeffrey L. Radke
    --------------------------
    Name: Jeffrey L. Radke
    Title:  EVP


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                                    EXHIBIT A

To SAB Capital Partners:

      From Reservoir Capital Partners

           Series B-1 Shares:  396.667

           Series B-2 Shares:  198.333
                               -------

               TOTAL TO SAB:   595.000



To SAB Capital Partners II:

      From Reservoir Capital Partners

           Series B-1 Shares:  12.667

           Series B-2 Shares:   6.333
                               ------

              TOTAL TO SAB :   19.000



To SAB Overseas Fund, Ltd.

      From Reservoir Capital Partners:

           Series B-1 Shares:             298.293

           Series B-2 Shares:             149.147

      From Reservoir Capital Master Fund:

           Series B-1 Shares:             119.040

           Series B-2 Shares:              59.520
                                          -------

               TOTAL TO SAB OVERSEAS      626.000









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